                                                                  Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                                  ALUMAX INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $.01 per share (the "Shares"), of Alumax Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to First Chicago Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "Section 1. Terms of the Offer; Expiration Date" of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) and a representation that the stockholder owns the Shares, and that the tender of the Shares effected thereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, each in the form set forth in this Notice of Guaranteed Delivery. See "Section
3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                        The Depositary for the Offer is:

                    First Chicago Trust Company of New York

        By Mail:           By Overnight Courier              By Hand:
                                Delivery:
                           First Chicago Trust     First Chicago Trust Company
  First Chicago Trust      Company of New York             of New York
  Company of New York      Attention: Tenders &        Attention: Tenders &
  Attention: Tenders &          Exchanges                   Exchanges
       Exchanges           14 Wall Street, 8th       c/o The Depository Trust
  P.O. Box 2569, Suite            Floor                      Company
          4660              New York, New York       55 Water Street, DTC TAD
Jersey City, New Jersey           10005             Vietnam Veterans Memorial
         07303                                                Plaza
                                                     New York, New York 10041

                           By Facsimile Transmission:
                                 (201) 222-4720
                                       or
                                 (201) 222-4721

                             Confirm by Telephone:
                                 (201) 222-4707

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

                THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to AMX Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Aluminum Company of America, a Pennsylvania corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 13, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Number of Shares: ___________________     _____________________________________

                                          _____________________________________
                                          SIGNATURE(S) OF HOLDER(S)

Certificate Nos. (If Available):

_____________________________________     Dated: ________________________, 199
_____________________________________     Name(s) of Holders:
                                          _____________________________________
[_] Check box if Shares will be           _____________________________________
 delivered by book-entry transfer         Please Type or Print

Account No. _________________________     _____________________________________
                                          Address

                                          _____________________________________
                                          Zip Code

                                          _____________________________________
                                          Area Code and Telephone No.

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of Shares effected hereby complies with Rule 14e-4, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in "Section 3. Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and the certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. All terms used herein have the meanings set forth in the Offer to Purchase.

                                 (PLEASE PRINT)

Name: __________________________________________________________________________

Address: _______________________________________________________________________
                                                                      (Zip Code)

AUTHORIZED SIGNATURE: __________________________________________________________

Name: __________________________________________________________________________

________________________________________________________________________________

Title: _________________________________________________________________________

Daytime Area Code and Tel. No.: ________________________________________________

Dated: _____________________________

  NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED
        DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.